UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2011

ASTORIA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2011, the Board of Directors of Astoria Financial Corporation (the “Company”) approved an amendment to the Astoria Financial Corporation 2005 Re-designated, Amended and Restated Stock Incentive Plan (the “Plan”) with the following provisions

1.  The definition of “Change in Control” has been changed to provide that a reorganization, merger or consolidation of the Company that results in the Company’s shareholders not owning at least 51% of the equity ownership interests and at least 51% voting power of the resulting entity in substantially the same relative proportions as their equity interests and voting power, respectively, in the Company immediately prior to such transaction will constitute a change in control only upon consummation, rather than shareholder approval, of the transaction.

2.  The Plan has been amended to incorporate by reference, and impose on awards made under the Plan such clawback, stock retention, and stock ownership provisions as may be adopted by the Company’s Board of Directors or Compensation Committee in the form of a policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Peter J. Cunningham
Peter J. Cunningham First Vice President and Director of Investor Relations

Dated:   April 13, 2011